SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934
Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement ☐ Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to Section 240.14a-12

Old Mutual Funds II

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

1. Title of each class of securities to which transaction applies: ______.

2. Aggregate number of securities to which transaction applies: ______.

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): _______.

4. Proposed maximum aggregate value of transaction: _______.

Total fee paid: _______.

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

5. Amount Previously Paid: ________.

6. Form, Schedule or Registration Statement No.: Total fee paid: _________.

7. Filing Party:

8. Date Filed:

Old Mutual Funds II

You recently received proxy materials for a Special Meeting of Shareholders for the Old Mutual Fund(s) in which you are invested. The purpose of the Special Meeting of Shareholders, scheduled for February 27, 2009, is to approve a Plan of Reorganization for the Old Mutual Fund(s) in which you are invested. Our records indicate that we have not yet received your vote. We urge you to vote as soon as possible in order to allow the Old Mutual Funds to obtain a sufficient number of votes to hold the Special Meeting of Shareholders as scheduled.

1-866-615-7269

Voting is
very important.

Please vote now to be sure your vote is received in time for the February 27, 2009
Special Meeting of Shareholders.

VOTING IS EASY.
 Choose one of the following methods:

•	Speak to a Proxy Specialist by calling the number above. We can answer any of your questions and record your vote. (open: M-F 9:30am – 9pm ET, Sat 10am – 6pm ET)

•	Log on to the website listed on your proxy card, enter the control number printed on the proxy card, and vote by following the on-screen prompts.

•	Call the phone number on your proxy card, enter the control number printed on the proxy card, and follow the touchtone prompts.

•	Mail in your signed proxy card in the envelope provided with your proxy materials.

Voting takes only a few minutes.
PLEASE VOTE TODAY.

Proxy Statements

If you recently received a proxy statement and related proxy materials for one or more of your Old Mutual Funds, you may download your Fund’s proxy statement and vote your proxy online.  To download your Fund’s proxy statement, click on the appropriate link below.  Please note that your individualized proxy card is not available over the internet.

Old Mutual Developing Growth Fund:  [insert link to proxy statement]

Old Mutual Mid-Cap Fund:  [insert link to proxy statement]

Old Mutual Select Growth Fund:  [insert link to proxy statement]

Old Mutual Small Cap Fund:  [insert link to proxy statement]

If you have questions regarding the proposals for the Old Mutual Developing Growth Fund, Old Mutual Mid-Cap Fund, Old Mutual Select Growth Fund or Old Mutual Small Cap Fund, or if you would like your proxy materials to be re-sent to you, please call 866-615-7269 to speak to a proxy specialist.

Old Mutual Strategic Small Company Fund:  [insert link to proxy statement]

If you have questions regarding the proposal for the Old Mutual Strategic Small Company Fund, or if you would like your proxy materials to be re-sent to you, please call 866-776-7430 to speak to a proxy specialist.

To vote over the internet, go to www.proxyvote.com. Enter the control number provided on your proxy card and follow the on-line instructions.

To vote by telephone, call the toll-free number listed on your proxy card which is available 24 hours a day, 7 days a week.  Enter the control number provided on your proxy card and follow the touchtone prompts.

To vote by mail, vote, sign, date, and return your proxy card in the postage-paid envelope provided with your proxy materials.

Old Mutual Funds
Draft Solicitation Script
866-615-7269
Greeting :

Hello, is Mr./Ms. _________ available please?

Hi Mr./Ms. __________, my name is _____________ and I am calling on behalf of the Old Mutual Funds on a recorded line.  Recently we sent you proxy materials for the upcoming Special Meeting of Shareholders and haven’t received it back, so we’re calling to ask if you would like to vote along with the recommendations of your board?

Voting Scripting:

For the record, would you please state your full name and mailing address?

Are you authorized to vote on all shares?

Again, my name is _________________, a proxy voting specialist on behalf of the Old Mutual Funds.  Today’s date is ___________ and the time is ____ Eastern Time.

Mr./Ms. ________________, I have recorded your [FAVORABLE / AGAINST / ABSTAIN] vote for all of your Old Mutual Funds accounts and will be sending you a written confirmation for each.  Thank you very much for your participation and have a great day/evening.

If Not Received (either offer to review proposals or ask to resend them):  this depends on the client’s wishes…

I can resend the materials to you. Do you have an email address this can be sent to?
(If yes: Type email address in the notes and read it back phonetically to the shareholder) (If not, continue with standard script) Can you please verify your mailing address? (Verify entire address, including street name, number, town, state & zip)
Thank you. You should receive these materials shortly and the materials will inform you of the methods available to you to cast your vote, one of which is to call us back at the toll free number listed in the material.

If  Not Interested, then use rebuttal first and if still not interested, respond…

I am sorry for the inconvenience. Please be aware that as a shareholder, your vote is very important.  Please fill out and return your proxy card at your earliest convenience.  If you would rather not do that, you can always vote via the other methods outlined in the proxy materials. Thank you again for your time today, and have a wonderful day/evening.

ANSWERING MACHINE MESSAGE:

Hello, my name is ____________________ and I am a proxy voting specialist for the Old Mutual Funds.  You should have received proxy material in the mail concerning the Special Meeting of Shareholders to be held on February 27, 2009.
Your participation is very important.  To vote over the telephone, call toll-free at 1-866-615-7269 and a proxy voting specialist will assist you with voting your shares.  Specialists are available Monday through Friday, 9:30 AM to 9:00 PM and Saturday 10:00AM to 6:00 PM Eastern Time. Voting takes just a few moments and will benefit all shareholders.
Thank you for your prompt attention to this matter.

AUTOMATED ANSWERING MACHINE MESSAGE
Hello, this is the Broadridge Proxy Service Center calling with an important message on behalf of the Old Mutual Funds.  You should have received proxy material in the mail concerning the Special Meeting of Shareholders to be held on February 27, 2009.

Your participation is very important.  To vote over the telephone, call toll-free at 1-866-615-7269 and a proxy voting specialist will assist you with voting your shares.  Specialists are available   Monday through Friday, 9:30 AM – 9:00 PM and Saturday 10:00AM – 6:00 PM Eastern Time.  Voting takes just a few moments and will benefit all shareholders.

Thank you for your prompt attention to this matter.

INBOUND - CLOSED RECORDING

“Thank you for calling the Broadridge Proxy Services Center for the Old Mutual Funds.  Our offices are now closed.  Please call us back during our normal business hours  which are, Monday through Friday, 9:30 AM to 9:00 PM and Saturday 10:00 AM to 6:00 PM  Eastern Time.  Thank you.”

INBOUND - CALL IN QUEUE MESSAGE

“Thank you for calling the Broadridge Proxy Services Center for the Old Mutual Funds. Our proxy specialists are currently assisting other shareholders.  Your call is important to us.  Please continue to hold and your call will be answered in the order in which it was received.”

END OF CAMPAIGN MESSAGE

“Thank you for calling the Broadridge Proxy Services Center for the Old Mutual Funds. The Shareholder meeting has been held and as a result, this toll free number is no longer in service for proxy related shareholder calls. If you have questions about your Old Mutual Funds, please contact your Financial Advisor or call the Old Mutual Funds at (fund telephone number). Thank you for investing with the Old Mutual Funds."

    Old Mutual Funds
DRAFT
   (For those who previously voted in past campaigns)

Greeting:

Hello, is Mr. /Ms. _________ available please?
Hi Mr. /Ms. _____________, my name is _________________ and I am calling on behalf of the Old Mutual Funds on a recorded line.  Recently you were mailed proxy materials for the upcoming Special Meeting of Shareholders. Our records indicate that you have participated in previous Old Mutual Funds proxies and we are contacting you to request your continued participation. Have you received the material for the current proxy?

If Received:

Your Fund’s Board of Trustees is recommending that you vote in favor of the proposal outlined in the proxy statement.  For your convenience, would you like to vote now over the phone?

IF Yes:

The process will only take a few moments.

Again, my name is ______________, a proxy voting specialist on behalf of the Old Mutual Funds. Today’s date is ___________ and the time is _______ Eastern Time.

Would you please state your full name and full mailing address?

Are you authorized to vote all shares?
(If yes, proceed with voting process)

(If no, identify with shareholder which accounts s/he is authorized to vote and proceed with voting process)

The Board of Trustees has unanimously approved the proposal as set forth in the material you received and recommends that you vote in favor of this proposal.  How do you wish to vote your account/each of your accounts?

For Favorable Vote:

Mr. /Ms. _________ I have recorded your vote as follows, for all of your Old Mutual Funds accounts you are voting in favor of the proposal as set forth in the proxy materials you received.

For Non-Favorable Vote:

Mr./Ms. ___________ I have recorded your vote as follows, for all of your Old Mutual Funds accounts you are voting against the proposal as set forth in the proxy materials you received.

For Abstentions:

Mr./Ms. ____________ I have recorded your vote as follows, for all of your Old Mutual Funds accounts you are abstaining on the proposal as set forth in the proxy materials you received.

You will receive a written confirmation of your vote.  If you wish to make any changes you may contact us by calling (our toll free number) or by following the instructions for changing your vote as outlined in the proxy statement.  Thank you very much for your continued  participation and have a great day/evening.

If Unsure of voting:

Would you like me to review the proposal with you?  (Answer all the shareholders questions and ask them if they wish to vote over the phone.  If they agree, return to authorized voting section)

If Not Received:

I can resend the materials to you. Do you have an email address this can be sent to?
(If yes: Type email address in the notes and read it back phonetically to the shareholder) (If not, continue with standard script) Can you please verify your mailing address? (Verify entire address, including street name, number, town, state & zip)
Thank you. You should receive these materials shortly and the materials will inform you of the methods available to you to cast your vote, one of which is to call us back at the toll free number listed in the material.

If Shares were sold after (record date)

I understand Mr./Ms. __________, however you were a shareholder on the record date and therefore you are still entitled to vote your shares. Would you have any objections to voting your shares now?

If Not Interested:

I am sorry for the inconvenience. Please be aware that as a shareholder, your vote is very important.  Please fill out and return your proxy card at your earliest convenience.  If you would rather not do that, you can always vote via the other methods outlined in the proxy materials. Thank you again for your time today, and have a wonderful day/evening.

ANSWERING MACHINE MESSAGE:

Hello, my name is ____________________ and I am a proxy voting specialist for the Old Mutual Funds.  Recently you were mailed proxy materials for the upcoming Special Meeting of Shareholders to be held on February 27, 2009. Our records indicate that you have participated in previous Old Mutual Funds proxies and we are contacting you to request your continued participation.
Your participation is very important.  To vote over the telephone, call the toll-free number on your proxy card or to speak with a proxy specialist, call (our toll free number) and a proxy voting specialist will assist you with voting your shares.  Specialists are available   Monday through Friday, 9:30 AM to 9:00 PM and Saturday, 10:00AM to 6:00 PM Eastern Time.  Voting takes just a few moments and will benefit all shareholders.
Thank you in advance for your continued participation. .

AUTOMATED ANSWERING MACHINE MESSAGE
Hello, this is the Broadridge Proxy Service Center calling with an important message on behalf of the Old Mutual Funds.  Recently you were mailed proxy materials for the upcoming Special Meeting of Shareholders to be held on February 27, 2009. Our records indicate that you have participated in previous Old Mutual Funds proxies and, we are contacting you to request your continued participation.

Your participation is very important.  To vote over the telephone, call the toll-free number on your proxy card or to speak with a proxy specialist, call toll-free (our toll free number) and a proxy voting specialist will assist you with voting your shares.  Specialists are available   Monday through Friday, 9:30 AM – 9:00 PM and Saturday 10:00AM – 6:00 PM Eastern Time.  Voting takes just a few moments and will benefit all shareholders.
Thank you in advance for your continued participation

INBOUND - CLOSED RECORDING

“Thank you for calling the Broadridge Proxy Services Center for the Old Mutual Funds.  Our offices are now closed.  Please call us back during our normal business hours which are Monday through Friday, 9:30 AM to 9:00 PM and Saturday, 10:00 AM to 6:00 PM  Eastern Time.  Thank you.

INBOUND - CALL IN QUEUE MESSAGE

“Thank you for calling the Broadridge Proxy Services Center for the Old Mutual Funds. Our proxy specialists are currently assisting other shareholders.  Your call is important to us.  Please continue to hold and your call will be answered in the order in which it was received.

END OF CAMPAIGN MESSAGE

“Thank you for calling the Broadridge Proxy Services Center for the Old Mutual Funds. The Special meeting of Shareholders was held and as a result, this toll free number is no longer in service for proxy related shareholder calls. If you have questions about the Old Mutual Funds, please contact your Financial Advisor or call the Old Mutual Funds at (toll free number). Thank you for investing with the Old Mutual Funds."

Rebuttals to Shareholder Comments
<Revised: 8/08: Approved by KQ>

Keyword	Shareholder Response	Agent Response
UNSURE	"I don't know how to vote.."	The Board recommends a favorable vote. You are welcome to vote however you wish. If you’d like, I can go over the proposal(s) with you.

SPOUSE	"My Spouse takes care of it."	Is your wife/husband available to speak to me? (If unavailable, ask when a better time would be to reach her/him) Note the details and disposition the call accordingly.

BROKER	“My Broker takes care of it…”
I understand that your Broker may help you choose funds, however certain proposals for this proxy require a direct vote from the s/h.  Your Broker cannot vote them unless you have forwarded the information to him/her.  I can go over the proposals quickly for you now and take your vote. Also, if you would like to provide your Broker's # and/or name I would be happy to get in contact with him/her.

NO TIME	"I don't have time right now."	Is there a better time to call?

TOO FEW SHARES	“I don’t have enough shares to vote…” or "My vote is not important..."
Every vote is important to the fund and helps bring the fund a step closer to holding the meeting.  If not enough votes are received, the s/h meeting may have to adjourned. This can be costly to the fund. For your convenience, may I take your vote now?

SOLD SHARES	“I sold my shares…”
Since you were a S/H as of the record date, you are still entitled to cast your vote.  As a courtesy to the remaining S/H’s, would you have any objection to voting along with the Board’s recommendation?

TAKE OFF LIST	“I don’t accept these types of calls…” or "Take me off your list..."	This is not a sales call. This is in regards to your current investment in the (Fund Name) and we are calling to advise you of a shareholders meeting and are asking if you like to register your vote?

VOTE LATER	“The meeting date is so far away, there’s plenty of time to vote. I’ll vote later…”	I understand, but the Board is trying to reach quorum as soon as possible to avoid additional expenses. If you have a moment I can record your vote over the phone right now.
Keyword	Shareholder Response	Agent Response
NEVER VOTE	“I don’t want to vote…” or "I never vote…"	Sorry for the inconvenience today. Please be aware that as a S/H your vote is very important. I could quickly take your vote over the phone right now.

SHARES NEEDED	“How many votes do you still need…?”
I have limited information on that.  What I do know is that we have not reached quorum and that is why we are calling you and other S/H’s who have not yet voted.  Would you like to take a moment and vote with me over the phone?

OPPOSITION	“Is there strong opposition to the Board’s recommendation(s)…?”	I don’t have that information. We are calling because not enough votes have been received to hold the meeting. Would you like to take a moment and vote with me over the phone?

FIRST CALL LIKE THIS	“I’ve never received a call like this before…”
I understand. This has become more standard in the industry.  The proxy statement that was sent to you mentions that if your vote is not received you may receive a call offering you the convenience of voting by telephone.  The Board is recommending that S/H’s vote in favor of the proposal(s).  Would you like to take a moment and vote with me over the phone?

If the S/Hs ACCOUNT REFLECTS AS VOTED in the system, then thank them for voting and disposition the account as a “Already Voted”.
ALREADY VOTED	"I've already voted…"
     If the ACCOUNT IS UNVOTED, respond: “Thank you for voting.  Or records indicate that your vote has not yet been updated in our system.  If you wish, I can record your vote for you now and send you a confirmation notice to reflect your vote has been recorded.  Be assured that your vote will not be counted twice.  The last vote is the only one that gets counted.”

If the S/H states “YES” then take the vote following the script.

DNC LIST	“Why are you calling me if I am on the DO NOT CALL LIST…?
This call does not fall under the Federal Do Not Call List or the Federal Communication Law.  We are not Telemarketers.  We were hired by the (FUND NAME INSERT HERE) and have a contractual agreement to call S/H's concerning their proxy materials. We are simply calling to advise you of a shareholders meeting and are asking if you like to register your vote?